SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 9, 2007

VeruTEK Technologies, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51246	pending
(Commission File Number)	(IRS Employer Identification No.)

628-2 Hebron Avenue
Glastonbury, CT
06033
(Address of principal executive offices)
(Zip Code)

(860) 633-4900
(Issuer's Telephone Number)

Streamscape Minerals, Inc
1125 Howe Street, Suite 915
Vancouver, British Columbia V6Z 2Kb
(Former name or former address, if changed since last report)

Copies to:
Bartly Loethen, Esq.
Synergy Law Group, L.L.C.
730 W Randolph, 6th Floor
Chicago, Illinois 60661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” and “the Company” refer to VeruTEK Technologies, Inc., a Nevada corporation.

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2007, VeruTEK Technologies, Inc., a Nevada corporation, formerly known as Streamscape Minerals, Inc., (“VeruTEK Nevada” or " Registrant") entered into and closed a share exchange agreement with VeruTEK Technologies, Inc., a Delaware corporation ("VeruTEK Delaware"), and each of VeruTEK Delaware's shareholders (the "Purchase Agreement"). Pursuant to the Purchase Agreement, VeruTEK Nevada acquired all of the issued and outstanding capital stock of VeruTEK Delaware from the VeruTEK Nevada shareholders in exchange for 17,634,112 shares of VeruTEK Nevada's common stock. For purposes herein, the above-referenced transaction is defined as the “Exchange”.

In connection with the acquisition of VeruTEK Delaware on May 9, 2007, Ezio Montagliani, resigned as president, chief executive officer and Peter Keller resigned as secretary and treasurer and John Collins was appointed to serve as VeruTEK Nevada’s chief executive officer and president, Michael Vagnini was appointed to serve as VeruTEK Nevada’s chief financial officer, and George Hoag was appointed to serve as VeruTEK Nevada’s senior vice president and director of research and development.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on May 9, 2007, we acquired VeruTEK Technologies, Inc., a Delaware corporation in accordance with the Purchase Agreement. On the Closing Date, pursuant to the terms of the Purchase Agreement, we acquired all of the outstanding capital stock and ownership interests of VeruTEK Delaware from the VeruTEK Delaware shareholders; and the VeruTEK Delaware shareholders transferred and contributed all of their shares of stock in VeruTEK Delaware to us. In exchange, we issued to the VeruTEK Delaware shareholders 17,634,112 shares of common stock, or approximately 79% of the combined company’s outstanding shares of common stock “VeruTEK Delaware Common Shares”. On the Closing Date, VeruTEK Delaware became a wholly owned subsidiary of Registrant.

See form of Share Exchange Agreement, attached as Exhibit 10.4 for additional information.

The 21,430 VeruTEK Delaware shares outstanding on May 9, 2007 were converted into the right to receive an aggregate of 17,634,112 shares of VeruTEK Nevada Common Stock. The 21,430 shares of VeruTEK Delaware Common Stock delivered at the Effective Time were unregistered and restricted stock bearing a restrictive legend.

The consummation of the Purchase Agreement was completed in conjunction with a company financing with certain accredited and institutional investors (“Investors”) for the purchase of VeruTEK Nevada Common Stock simultaneous with the Purchase Agreement under the terms and conditions approved by our board of directors (“Financing”).

Financing

Upon Closing, we received gross proceeds of approximately $1,685,000 in connection with the Financing from the Investors. Pursuant to a Securities Purchase Agreement entered into with these Investors, we sold a 6% Secured Convertible Note (the “Note”), and a warrant (the “Warrant”). The Notes will be convertible under certain conditions into shares of the Company’s common stock (the “Common Stock”). The Warrant issued to an Investor will entitle the holder thereof to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Note purchased by such Investor is convertible. For purposes of the Warrant, the “Exercise Price” means $1.20 per share, subject to adjustment as provided therein. For purposes of the Notes, the conversion price is $1.00 per share. The shares of Common Stock into which the Notes are convertible are referred to herein as “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933 pursuant to a Registration Rights Agreement. After commissions and expenses, we received net proceeds of approximately $1,500,000 from the Financing.

See Form of  convertible note attached as Exhibit 4.1 and form of warrant attached as Exhibit 4.2. See form of  securities purchase agreement attached as Exhibit 10.5 for more  information.

Upon completion of the Purchase Agreement, and after giving effect to the Financing, the VeruTEK Delaware Shareholders own 17,634,112 shares of VeruTEK Nevada Common Stock, and the Investors in the Financing hold Notes that can convert up to 1,685,000 shares of VeruTEK Nevada Common Stock and own Warrants that can approximately purchase up to 842,500 shares of VeruTEK Nevada Common Stock; and in connection with the Bridge Loan, a warrant was issued to purchase up to 750,000 shares of VeruTEK Nevada Common Stock. In addition, approximately 917,658 of the combined company’s common stock were issued to certain Investors, officers, directors and other promoters of the exchange transaction (collectively the “Promoters”) The VeruTEK Delaware shareholders, Investors and Promoters will own, in the aggregate, approximately 96% of our issued and outstanding shares of common stock.

Registration Rights

As of May 9, 2007, VeruTEK Nevada entered into Registration Rights Agreements, with the following investors: with Icon Capital Partners, LP, Jack Herchenbach, Redwood Investment Capital, LP, Nite Capital, L.P., Meadowbrook Opportunity Fund, LLC, Mark G. Munson, Joel Aaron Appel, and Thomas S. Perakson Living Trust. The Registration Rights Agreement provides in part that VeruTEK Nevada shall prepare and file on or before the Filing Deadline (as defined herein) a registration statement prepared in compliance with the Securities Act of 1933 and covering the Conversion Shares and Warrant Shares equal to one hundred and fifty percent (150%) of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants at $1.20 subject to adjustments in effect on the date on which the Registration Statement is filed. The “Filing Deadline” means the earliest of the following: (i) the one hundred eightieth (180th) calendar day following the Closing Date, and (ii) the fifth (5th) Business Day after the Company learns that no review of the Registration Statement will be made by the staff of the Securities and Exchange Commission or that the staff of the Securities and Exchange Commission has no further comments on the Registration Statement. These Agreements became effective on May 9, 2007, upon consummation of the Financing. See the form of Registration Rights Agreement, attached as Exhibit 4.3 for additional information.

Placement Agents

No placement agents were used with respect to the Financing, however, consultants were used to advise on certain related matters to the Exchange and Financing. Some consultants received stock for their assistance.

Description of the Registrant

The Company was incorporated in the State of Nevada on February 3, 2004. Until the Effective Time of the Exchange VeruTEK Nevada described its business operations as follows: VeruTEK Nevada was an exploration stage company in the business of the acquisition and exploration of mining properties and intended to be in the business of mineral property exploration. The Company had acquired a 100% interest in eight mineral claims located in the Atlin Mining Division in British Columbia, Canada. The Company has not presently conducted any exploration to determine whether its properties contain mineral reserves that are economically recoverable. Management determined that the lack of capital and a lack of funding sources to fund operations would not allow VeruTEK Nevada to execute its business in a viable fashion. Management decided not to proceed with a mineral exploration program on the claims and explored any and all options for ale of the business or finding a partner for a merger or acquisition.

History of VeruTEK Delaware

VeruTEK Delaware (as used herein the “Company”) was incorporated as a Delaware Corporation on February, 1, 2006. The Company was formed to develop and commercialize new technologies in the field of environmental remediation. The Company provides technical and consulting services to clients to resolve complex environmental remediation matters at a wide range of waste sites, principally by combining surfactant and oxidant chemistries.

Description of Business

The Company is an environmental remediation company that provides environmental solutions for complex environmental problems. The Company has developed new clean and green technologies using food-grade surfactants and food additives that remove contamination without risk to humans or the environment. The Company’s technologies will allow development of four important revenue streams (1) remediation of contaminated sites; (2) sale of green chemicals, (3) licensing of proprietary technology; (4) laboratory services, and (5) high-level consulting.

The Company has successfully tested the first series of clean, green and effective technologies for surface and subsurface contamination in laboratory and field studies. The Company will use this technology to diversify its revenue streams. In the long term, these technologies will be used to penetrate the fragmented environmental market so as to become the first large, green environmental services firm.

Currently, most contaminated surface soil is excavated, treated at an off-site facility and landfilled. Initially, remediation of contaminated sites will be the Company’s most significant revenue stream. The Company will clean soils, sediments, and groundwater especially for clients with large liabilities (such as Fortune 500 industrial clients, utilities, the federal government and others). These solutions remove contamination at complex (large) commercial/industrial and government sites. The Company’s opportunity and vision is to replace the dig/haul/landfill mentality that pervades the environmental market. Instead of costly removal of vast quantities of contaminated soil, the Company now has the ability to design treatments in place using food-grade materials. The Company believes the overall size of the market for environmental remediation is as follows:

1.
The market potential for Manufactured Gas Plant sites is estimated to be between $26 and $128 billion (based on 2004 U.S. EPA estimates). Manufactured Gas Plants were used by utility companies to manufacture natural gas which was distributed to customers.

2.
Estimates for the number of chemical, petroleum and industrial sites are between 37,000 and 54,000 (based on 2004 U.S. EPA estimates). Each site could potentially have a cost between $3 million and $10 million. Accordingly, the Company estimates the market potential to be between $100 and $300 billion.

3.	Estimate that U.S. government sites are that the market could be as large as the market for Manufactured Gas Plant sites (based on U.S. EPA estimates).

4.	International sites represent additional potential market which, the Company believes, could ultimately be as large as the U.S. market.

Green chemical development is the second Company revenue stream. The Company has developed its first line of green, biodegradable solutions for environmental cleanup. The continual development and branding of the VeruSOL line of products will facilitate movement of the marketplace to more intelligent, earth-friendly solutions. Selling of green chemicals will catalyze the Company’s position in the environmental marketplace.

The environmental market is fragmented between water resources management, laboratory and analytical, consulting, real estate, and remediation sectors. Remediation (or cleanup) and laboratory services are  common themes of these markets; both are marketing vehicles and revenue generators. Initially, the Company’s laboratory services will focus on high-end and specialty analysis of pollutants with the expectation and treatability studies. As the Company grows, the laboratory will grow to provide support for the Company's growing services.

With a previous dearth of real environmental solutions available, the environmental consulting market is currently commodity driven. With real solutions for cleanup, the environmental consulting market will be changed to high-end consulting for true cost-effective and green cleanup. The Company is positioned to capitalize on this trend in the market.

The Company expects its technologies will have an impact on the “brownfields” real estate market. These green technologies can safely remedy contamination in-place in cities and residential areas without having to destroy structures or move residents. Company technologies can be used to essentially eliminate significant obstacles faced in the sale or resale of these properties. This area offers another source of potential revenue.

With the invention of what is essentially a disruptive technology to the market, the Company has the opportunity to redefine the environmental market with green-brand, thoughtful, and cost-effective solutions. In addition, borrowing marketing strategies from other industries will help transform the large commodity-driven environmental market to a specialty market.

As of May 14, 2007, we had 12 employees. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Products

The Company has developed several new, patentable technologies that will change the nature of the environmental remediation market at complex waste sites. By combining surfactant and oxidant chemistries, the Company has invented a proprietary controlled dissolution and desorption process (by dilute surfactant mixtures) with concomitant biological or chemical destruction processes. The Company has already developed a simultaneously coupled co-solvent/surfactant activated persulfate oxidation process. Company remedies will replace generic site remedies with designer surfactant/oxidant combinations that are environmentally safe and non-intrusive to the nearby community. Designer remedial applications have the same brand appeal to environmental stakeholders that “designer drugs” have in the pharmaceutical industry. We expect the environmental industry to evolve toward a pharmaceutical-like business with green chemicals (the VeruSOL line, for example) continually developed and sold under developed brand names.

Demand

Government, industry, and the public are interested in cleaning up the environment. Federal and State laws require the cleanup of contamination that has been released into the environment. There is no permanent remedy that removes contamination to provide sufficient protection to the general public and ecology. There are hazardous wastes in groundwater in the United States that pose indoor air and other risks to people.

Distribution

The Company’s products and services will be distributed and marketed by direct marketing, environmental consulting firms, licensees, chemical companies and the Federal and State governments. We are currently distributing exclusively through two channels (direct marketing and environmental consulting firms-URS, the largest environmental consulting company in the U.S. is a client). The Company will continue to patent site-specific remedies for system and license upgrades. This plan assumes that the Company will continue to lease or resell equipment developed for the implementation of these new technologies.

Use of Funds

The Company seeks an investment of $1,685,000 to support the growth and expansion of its business and operations, and to bring the Company to positive cash flow within 12 months. The Company intends to claim an increasing share of the market for environmental remediation and to preserve high margins on a succession of new projects and products. Follow-on products and growth can be financed by revenues or by established alliances with industry.

Environmental Market

The environmental market is fragmented between water resources management, laboratory and analytical, consulting and remediation sectors. Remediation, which is an endpoint of all environmental projects, ties these markets together. The Company believes the overall size of the market for environmental remediation is as follows:

1.
The market potential for Manufactured Gas Plant sites is estimated to be between $26 and $128 billion (based on 2004 U.S. EPA estimates). Manufactured Gas Plants were used by utility companies to manufacture natural gas which was distributed to customers.

2.
Estimates for the number of chemical, petroleum and industrial sites are between 37,000 and 54,000 (based on 2004 U.S. EPA estimates). Each site could potentially have a cost between $3 million and $10 million. Accordingly, the Company estimates the market potential to be between $100 and $300 billion.

3.	Estimate that U.S. government sites are that the market could be as large as the market for Manufactured Gas Plant sites (based on U.S. EPA estimates).

4.	International sites represent additional potential market which, the Company believes, could ultimately be as large as the U.S. market.

At current levels of site cleanup activity, the United States Environmental Protection Agency estimates it will take about 30 to 35 years to complete most of the work needed.

Trends in the Remediation Market

Fundamental change is taking over the remediation marketplace defined by four trends (1) the need reuse or redevelop contaminated land, (2) the acceptance of risk-based standards, and (3) the realization existing cleanup technologies are inefficient and incomplete. This transition is reflected in the states’ and EPA’s efforts to build a single cleanup program focused on the productive use of restored property and is reflected in the increasing willingness on the part of owners of impaired properties to look beyond simple liability relief and to consider the ultimate fate of a site as a critical factor in moving cleanup forward.

The larger trend includes many large industrial companies working to move liabilities off their books and looking for redevelopment possibilities in order to get the cleanup moving. Many companies are identifying their assets and determining which can be monetized by selling them.

Technology

Excavation and landfilling is the most frequently used method of soil and groundwater remediation in the US. However, much of the simple surface contamination amenable to low-tech removal has been completed. The remaining problems are deeper subsurface and contributing substantial contamination to groundwater and vapor in residences and commercial establishments. Because there is no effective remediation of subsurface contamination, there is a high demand for an effective remedy to subsurface contamination.

Technology Implications of VeruTEK Technologies

Remediation costs have been a prohibitive factor in speeding the pace of cleanups and the flow of revenues for firms concentrating on remedial construction. Cost effectiveness is already a vital competitive differentiating factor for contractors and is expected only to grow in importance. For many complex sites, such as those with light non-aqueous phase (LNAPLs) or dense non-aqueous phase liquids (DNAPLs), including chlorinated solvents, Manufactured Gas Plant (MGP) residuals and polynuclear aromatic hydrocarbons (PAHs), treatment has been practically limited to excavation with off-site disposal.

Technology has played a limited role to date in the remediation of hazardous waste sites but will become increasingly important in the future as in situ remediation (remediation of contaminants in the place they are situated) methods gain importance. Previously, “dig and haul” was the method of choice for remediation. Table 1 presents the limitations of traditional remediation systems.

Table 1. Traditional Environmental Remedies.

Remedy	Limitation
Soil Excavation and Disposal	Incapable of handling enormous volumes; not able to nondestructively remedy beneath buildings; liability retention associated with off-site disposal
Incineration	Environmental and Community concerns, cost
Off-site disposal	Liability not eliminated, only shifted
Pump and Treat - groundwater	Proven ineffective, especially for non-aqueous phase liquids - acknowledged as a containment method.

EPA policy and a strong emphasis on cost effectiveness from the buyers of remediation services are both helping to drive in situ methods, which require better technical solutions.

The majority of “backlogged sites” are problem sites, which may either require novel treatment or new technologies. There is an urgent need in the marketplace for ways to treat both groundwater and soil contamination.

Fewer of the more complex sites have been cleaned up and many DOE sites are specifying “cap and contain” solutions to prevent contamination problems from spreading or worsening while they await remediation. In effect, this creates a technology waiting game until cost-effective on-site treatment methods are proven and approved by regulators.

Development of In Situ Technology

The development of soil-vapor extraction (SVE) was a significant development in the in situ remediation of petroleum-based wastes (Dr. Hoag, one of the founders of VeruTEK was the primary developer or SVE technology in the early 1980s). However, the presence of chlorinated compounds, NAPLs, or DNAPLs nullifies the effectiveness of the combined SVE and current above-ground systems. (Many chlorinated volatile organic chemicals (VOCs) are 1) not well absorbed onto activated carbon, 2) resistant to effective catalysis, and 3) corrode internal combustion engines because of hydrochloric acid formation.) The slow rate of extraction of NAPLs or DNAPLs makes SVE an impractical remedial method for those contaminants, particularly those at depths lower than the water table.

More recently, in situ chemical oxidation has been used to remediate soils and groundwater, especially in media that are contaminated with chlorinated VOCs. In situ chemical oxidation (ISCO) involves injecting chemical oxidants into the soil and/or groundwater to oxidize organic contaminants. The common oxidants are hydrogen peroxide-based Fenton’s reagent, and potassium permanganate (KMnO4), better known as permanganate. Ozone can also oxidize organic contaminants in-situ, but it has been used less frequently when higher levels of contaminants are present. Complete mineralization to carbon dioxide and water is the desired endpoint of an ISCO process. These ISCO technologies can work well on simple sites with low-level soil and ground water contamination, but generally have failed on sites (complex sites) that have NAPLs present. Potassium permanganate is limited to treating chloroethenes, such as trichloroethene (TCE) but is ineffective at treating non-chlorinated hydrocarbons and most pesticides, herbicides and PCBs. The Company’s successful combination of surfactant and oxidant chemistry has allowed the development of a controlled release of NAPL and sorbed contaminants into the aqueous phase with subsequent degradation by oxidants. Coupled with free-radical based in situ chemical oxidation processes such as activated persulfate and Fenton’s Chemistry, industry and government agencies will now have a remedial alternative that can treat their many waste sites.

The more complex sites with chlorinated contaminants, heavier organics (semi-VOCs) and metals make up the majority of waste sites that have not begun remedial action. According to EPA, 75 percent of Superfund sites are contaminated with VOCs (43 percent with chlorinated VOCs). Metals contamination is present at 72 percent of Superfund sites, while the combination of metals, VOCs, and semi-VOCs are present at 48 percent of the sites.

Technology Opportunities

The trends in technology applications and characteristics of waste sites requiring remediation provide market opportunities for technologies that:

•	Are completely in situ;

•	Minimize residuals;

•	Treat chlorinated hydrocarbons;

•	Treat LNAPLs and DNAPLs where conventional SVE and ISCO is generally ineffective;

•	Are proprietary and provide market differentiation;

•	Simultaneously treat groundwater and soil;

•	Can be used in tandem with other complementary technologies.

As previously shown, the Company’s technologies are directly applicable to each of the most likely remediation opportunities presented in the next 5 years.

Competition

Existing Competition

The remediation market is composed of over 500 companies, of which the top 20 companies account for 60 percent of all gross remediation revenues. Most top remediation companies are large construction management firms that mainly provide low-technology solutions that move soils to treatment centers or landfills. The trend is toward smaller high-tech companies. Large remediation companies (greater than 100 million dollar gross) have recently lost market share. From 1997 to 2004, the market share for larger environmental companies decreased from 58 percent of the market to 43 percent of the market. Similarly, during that period, smaller remediation companies (less than 20 million dollars total revenue; total number of companies: 568) have gained market share.

Several mid-sized, full-service remediation companies are poised to compete with the larger remediation firms by using innovative technology as differentiator. One such company has also branded a calcium peroxide-based, slow-oxygen-release product as a key technology. This technology may compete with the Company on specific sites, but is more likely a useful partner to the Company on sites requiring multiple strategies and higher levels of technologies required for cleanup and site closure.

There are several smaller remediation companies that would have a similar client base to the Company. However, the quality of many smaller-sized implementers work has become an issue amongst industry and regulatory agencies because of a lack of focus. Their range of services and their implementation of “one remedy fits all” is in line with the larger remediation market, where excavation and removal is the clear choice. In the ISCO and innovative technology market, it is clear that high-level consulting is a key success factor in what is now a niche market.

Several other smaller remediation companies provide a menu of new technologies including chemical oxidation methods. Generally, they are regional companies with one office and limited capabilities. As such, they can be considered potential teaming partners of the Company.

The trend in environmental remediation is moving toward more sophisticated cleanup operations that emphasizes risk and liability management. The trend is moving away from specialization reflecting that a team should be able to solve more than one problem or use one technology. This trend benefits smaller firms that can provide niche services to the larger remediation companies that dominate the market.

Barriers to Entry

There are four barriers to competition that are important to maintain during implementation of the Company’s business plan. First, the Company has implemented an aggressive patent program to ensure that intellectual property rights are maintained. A provisional patent that acts as an umbrella for all S-ISCO technology was applied for in April 2006. Final patents were applied for in March of 2007.

Second, the Company plans to focus its competitive efforts on less effective and complex technologies such as excavation. The Company is providing the leadership to refocus competition on the larger excavation market and partnering with potential competitors in delivering its products and solutions to clients.

Third, the science and engineering behind ISCO is sufficiently complex to provide a barrier to competition and barriers to entry. The Company is the only company to have completed comprehensive treatability studies. It is the only company to have completed a field test. Together, these processes required 18 months of project implementation.

Fourth, The Company will through research and development and branding begin to differentiate its surfactant/oxidant formulations. This will provide potential clients with a brand that provides assurance of effectiveness through a record of success. The Company has begun this strategy by offering four different VeruSOL products for specific applications.

Description of Property

The Company leases its office space on a month to month lease.

Legal Proceedings

While it is possible the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Risk Factors

Investing in our common stock involves a high degree of risk. The following risk factors and all of the other information in this Form 8-K should be carefully considered. The risks and uncertainties described below are not the only ones the combined companies, VeruTEK Nevada and VeruTEK Delaware will face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. The Registrant and VeruTEK Delaware will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the combined company's control.

If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of the combined company could be materially adversely affected. If that happens, the trading prices of our shares of common stock could decline significantly and could result in a complete loss of your investment. The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. The risk factors below contain forward-looking statements. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements above.

THE COMBINED COMPANY HAS A LIMITED OPERATING HISTORY AS A PUBLIC COMPANY THAT MAKES IT IMPOSSIBLE TO RELIABLY PREDICT FUTURE GROWTH AND OPERATING RESULTS.

The Exchange with the Registrant and VeruTEK Delaware has only just occurred on May 9, 2007. Following the Exchange, the management team, consisting of John Collins, George Hoag, and Mike Vagnini, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002 not previously required as a private company prior to the Exchange. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a small public company also requires us to make projections about future operating results and to provide forecast guidance to the public markets. We have limited experience as a management team in the combined company with dealing with the public markets and as a result our projections may not be made timely or set at expected performance levels and could materially affect the price of our stock. Any failure to meet published projections that adversely affect our stock price could result in losses to investors, shareholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or the exchange upon which the combined company's stock is traded.

WHILE WE BELIEVE THAT WE CURRENTLY HAVE ADEQUATE INTERNAL CONTROL OVER FINANCIAL REPORTING, WE ARE EXPOSED TO RISKS FROM RECENT LEGISLATION REQUIRING COMPANIES TO EVALUATE INTERNAL CONTROL OVER FINANCIAL REPORTING.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting  for the year ended December 31, 2007. Carlin, Charon & Rosen, LLP, our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ended December 31, 2008. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect  that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of the Company's internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

WE CANNOT BE CERTAIN THAT OUR INTERNAL CONTROL OVER FINANCIAL REPORTING WILL BE EFFECTIVE OR SUFFICIENT IN THE FUTURE.

Our ability to manage our operations and growth requires us to maintain effective operations, compliance and management controls, as well as our internal control over financial reporting. We may not be able to implement necessary improvements to our internal control over financial reporting in an efficient and timely manner and may discover deficiencies and weaknesses in existing systems and controls, especially when such systems and controls are tested by  our anticipated increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to our computer systems could cause internal control weaknesses.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as we integrate acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control or if management or our independent registered public accounting firm were to discover material weaknesses in our internal control systems we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of our internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and may lose investor confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

WE ARE DEPENDENT ON THE ENVIRONMENTAL REMEDIATION INDUSTRY, WHICH HAS EXPERIENCED VOLATILITY IN CAPITAL SPENDING.

We derive the majority of our revenues from sales of products and services to the environmental remediation industry. Purchases of our services may be deferred as a result of many factors including mergers and acquisitions, regulatory decisions, weather conditions, rising interest rates, clean-up specific financial situations and general economic downturns. In the future, we may experience variability in operating results, on both an annual and a quarterly basis, as a result of these factors.

ENVIRONMENTAL REMEDIATION INDUSTRY SALES CYCLES CAN BE LENGTHY AND UNPREDICTABLE.

Sales cycles with customers in the environmental remeditation industry are generally long and unpredictable due to political influences, customers’ budgeting, purchasing, regulatory processes and that can take longer that expected to complete. Our waste customers typically issue requests for quotes and proposals, establish evaluation committees, review different technical options with vendors, analyze performance and cost/benefit justifications and perform a regulatory review, in addition to applying the normal budget approval process within a waste company. Delays in completing these processes can cause delays in purchasing and variability to our financial projections and could adversely affect results of operations.

WE FACE COMPETITIVE PRESSURES FROM A VARIETY OF COMPANIES IN THE MARKETS WE SERVE.

We are a small company in a highly competitive market. Some of our present and potential competitors have, or may have, substantially greater financial, marketing, technical or manufacturing resources, and in some cases, greater name recognition and experience than we have. Some competitors may enter markets we serve and sell products at low prices in order to obtain market share. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers. It is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Other companies may also produce products that are equal or superior to our products, which could reduce our market share, reduce our overall sales and require us to invest additional funds in new technology development. If we cannot compete successfully against current or future competitors, this will have a material adverse effect on our business, financial condition, results of operations and cash flow.

OUR FINANCIAL FORECASTS MAY NOT BE ACHIEVED, INCLUDING DUE TO THE UNPREDICTABILITY OF CUSTOMER BUYING PATTERNS, WHICH COULD MAKE OUR STOCK PRICE MORE VOLATILE.

We do not maintain significant levels of backlog. Revenue in any year or quarter is dependent, in significant part, on contracts entered into or orders booked and shipped in that period. The risk of quarterly fluctuations in operation results is increased by the fact that a significant portion of our quarterly net revenue has historically been generated during the last month of each fiscal quarter. Many customers negotiate contracts near the end of each quarter. Due to these end-of-period buying patterns, forecasts may not be achieved, either because expected sales are delayed or do not occur or because they occur at lower prices or on terms that are less favorable to us.

In addition, fluctuations may be caused by a number of other factors, including:

•	the timing and volume of customer orders and customer cancellations;

•	a change in our revenue mix of products and services and a resulting change in the gross margins;

•	the timing and amount of our expenses;

•	the introduction of competitive products by existing or new competitors;

•	reduced demand for any given product;

•	quarterly seasonality of customer buying patterns due to budget cycles, holidays and vacation patterns; and

•	the market’s transition to new technologies.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices, at later times, or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decrease and may result in shareholder lawsuits.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing, sales and marketing operations. This expansion will place a significant strain on our management team and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively hire, train, motivate, and manage our employees. Our failure to properly manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through increasing the distribution and sales of our services to government remediation projects within the United States that have a need to affect efficient waste removal processes. There are many obstacles to entering such new markets, including, but not limited to, government budget cycles, appropriation of funds, the political climate within the government agencies and the capital resources available to the agencies. These factors may lengthen sales cycles and delay revenue to future periods or not at all. Longer sales cycles allow competitors that could have greater capital resources available to them to penetrate our targeted markets and limit our ability to grow revenue as planned. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our organic growth strategy, we also expect to grow through strategic acquisitions. We intend to pursue opportunities to acquire businesses within our industry and that are complementary or related to current product lines or in businesses that are similarly structured to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.

Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. There can be no assurance that any given proposed acquisition will be will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES IN ACHIEVING OUR BUSINESS OBJECTIVES, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

Our business plan is based on circumstances currently prevailing and the assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE DEPEND ON OUR ABILITY TO DEVELOP AND RELEASE NEW PRODUCTS FROM DEVELOPMENT IN A TIMELY AND CONSISTENT MANNER.

Our remediation products are not yet released from development and available for sale. Our products require additional and continuing development to become competitive with our competitive products. We expect to continue to make, substantial investments in technology development. Our future success will depend, in part, on our ability to continue to design and manufacture new competitive products and to enhance and sustain our existing products. This product development will require continued investment in order to maintain and grow our market position. We may experience unforeseen problems in the development or performance of our technologies or products. In addition, we may not meet our product development schedules. Finally, we may not achieve market acceptance of our new products and solutions. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

OUR TECHNOLOGY MAY HAVE DEFECTS AND ERRORS THAT COULD LEAD TO A LOSS OF REVENUES OR PRODUCT LIABILITY CLAIMS.

Our software products use complex development technologies and may contain defects or errors, especially when first introduced or when new versions or enhancements are released. Despite quality control testing, we may not detect errors in our new products or product enhancements until after we have commenced commercial shipments. If defects and errors are discovered after commercial release of either new versions or enhancements of our products:

•	potential customers may delay purchases;

•	customers may react negatively, which could reduce future sales;

•	our reputation in the marketplace may be damaged;

•	we may have to defend product liability claims;

•	we may be required to indemnify our customers, distributors, original equipment manufacturers or others;

•	we may incur additional service and warranty costs; and

•	we may have to divert additional development resources to correct the defects and errors, which may result in the delay of new product releases or upgrades.

If any or all of the foregoing occur, we may lose revenues, incur higher operating expenses and lose market share, any of which could severely harm our financial condition and operating results.

WE ARE SUBJECT TO REGULATORY COMPLIANCE.

We are subject to various governmental regulations including those related to occupational safety and health, labor and wage practices and regulations regarding the performance of certain engineering services. Failure to comply with current or future regulations could result in the imposition of substantial fines, suspension of production, alteration of our production processes, cessation of operations or other actions, which could materially and adversely affect our business, financial condition and results of operations.

WE HAVE A HISTORY OF NET LOSSES AND MAY NEED OR DECIDE TO SEEK ADDITIONAL FINANCING TO FUND OPERATIONS.

It is expected that this Exchange will provide the Company access to public markets and new sources of capital although no assurances can be made that additional sources of capital will be available to the Company or at prices acceptable to the Company.

OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED BY THE UNCERTAIN GEOPOLITICAL ENVIRONMENT AND UNFAVORABLE FACTORS AFFECTING ECONOMIC AND MARKET CONDITIONS.

Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in environmental remediation spending and may continue to adversely impact our business, resulting in:

•	Reduced demand for our products as a result of a decrease in spending by our customers and potential customers;

•	Increased price competition for our products; and

•	Higher overhead costs as a percentage of revenues.

Terrorist and military actions may continue to put pressure on economic conditions. If such an attack should occur or if the economic and market conditions in the United States deteriorate as a result of a terrorist attack, we may experience a material adverse impact on our business, operating results, and financial condition as a consequence of the above factors or otherwise.

STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE COMPLEMENTARY BUSINESSES.

If future operations or acquisitions are financed through the issuance of equity securities, stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We expect to establish an incentive stock award plan for management and employees. If an incentive stock award plan is approved by shareholders, we expect to grant options to purchase shares of our common stock to our directors, employees and consultants and we will grant additional options in the future. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

WE MAY HAVE DIFFICULTY DEFENDING OUR INTELLECTUAL PROPERTY RIGHTS FROM INFRINGEMENT RESULTING IN LAWSUITS REQUIRING US TO DEVOTE FINANCIAL AND MANAGEMENT RESOURCES THAT WOULD HAVE A NEGATIVE IMPACT ON OUR OPERATING RESULTS.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. No assurance can be given that our patents and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us.

IF WE LOSE THE SERVICES OF ANY OF OUR KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR PRESIDENT, OUR BUSINESS MAY SUFFER.

We are dependent on our key officers, including our Chairman and Chief Executive Officer, our directors, and our key employees in our technology, finance, sales and marketing operations. Our business could be negatively impacted if we were to lose the services of one or more of these persons.

OUR EXECUTIVE OFFICERS, BOARD OF DIRECTORS AND KEY EMPLOYEES ARE CRUCIAL TO OUR BUSINESS, AND WE MAY NOT BE ABLE TO RECRUIT, INTEGRATE AND RETAIN THE PERSONNEL WE NEED TO SUCCEED.

Our success depends upon a number of key management, sales, technical and other critical personnel, including our executive officers, the Board of Directors and key employees. The loss of the services of any key personnel, or our inability to attract, integrate and retain highly skilled technical, management, sales and marketing personnel could result in significant disruption to our operations, including the timeliness of new product introductions, success of product development and sales efforts, quality of customer service, and successful completion of our initiatives, including growth plans and the results of our operations. Any failure by us to find suitable replacements for our key senior management may be disruptive to our operations. Competition for such personnel in the technology industries is intense, and we may be unable to attract, integrate and retain such personnel successfully.

WE HAVE INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Our Bylaws provide that we may indemnify our directors, officers, employees, and agents to the fullest extent permitted by Delaware law. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents. This indemnification policy could result in substantial expenditures which we may be unable to recoup.

WE HAVE DEPENDENCE ON OUTSIDE ADVISORS.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the company. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

WE MAY HAVE ADDITIONAL CAPITAL ISSUES.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders. If we need to raise additional capital to implement or continue operations, we will likely issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders

WE MAY ENCOUNTER DIFFICULTIES WITH GROWTH OF OPERATIONS.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our management and our resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OVERVIEW

VeruTEK Technologies, Inc. (the “Company” for purposes of the Management’s Discussion and Analysis) was incorporated as a Delaware Corporation on February, 1, 2006. The Company was formed to develop and commercialize new technologies in the field of environmental remediation.  The Company provides technical and consulting services to clients to resolve complex environmental remediation matters at a wide range of waste sites, principally by combining surfactant and oxidant chemistries.

The Company has a working capital deficiency of $1,206,987 and has sustained a net loss of $4,226,149 for the period from February 1, 2006 (inception) through December 31, 2006. The Company is also not in compliance with certain provisions of its revolving credit facility and term note with Webster Bank which provides the bank with the right to demand repayment currently (See Notes 7 and 8 to the accompanying financial statements). These factors raise substantial doubt about the Company’s ability to continue as a going concern. The December 31, 2006 financial statements as well as the pro forma financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management believes that the Company will be successful in its efforts to adequately meet its capital needs and continue to grow its business. On January 4, 2007, the Company raised $600,000 through the issuance of convertible debt to accredited investors (the “Bridge Loan”).

On May 8, 2007, the Company completed a share exchange whereby its shareholders of VeruTEK Technologies, Inc., a Delaware corporation became the majority owners of VeruTEK Technologies, Inc., a Nevada corporation. VeruTEK Nevada was previously named Streamscape Minerals, Inc., a Nevada corporation, immediately prior to the share exchange. Concurrent with the share exchange, the Company issued approximately $1.7 million of 6% secured convertible notes and warrants. These transactions are collectively referred to as the “Reverse Merger.” Proceeds from the transaction were approximately $1.5 million, net of transaction commissions and expenses. The notes will be convertible under certain conditions into shares of the Company’s common stock.  The Company has agreed to effect the registration of the shares to be converted through notes and warrants under the Securities Act of 1933 pursuant to a registration rights agreement.

As is typical with early stage growth companies, the 2006 losses are largely a result of business development expenses as well as investment in building infrastructure for growing the Company’s business and operations.

The Company currently derives its revenue from consulting services related to the evaluation of environmental contamination risks for clients, treatability studies intended to evaluate the effectiveness intended to evaluate the effectiveness of the Company’s technology, know-how and processes in addressing specific contamination issues at specific client sites and from pilot projects intended to demonstrate the effectiveness of Company by directly addressing contamination issues at client sites. The Company’s objective is to utilize activities from each of the above revenue sources to successfully demonstrate its capabilities in addressing environmental remediation issues and thereby secure much larger contracts for full scale remediation of environmental issues at client sites. The Company is continuing to pursue such opportunities, but has not yet secured a commitment for a full scale remediation project.

LIQUIDITY AND CAPITAL RESOURCES

Financing and Bank Default

Concurrent with the Reverse Merger of May 9, 2007, the Company issued $1,685,000 of notes convertible into 1,685,000 shares of common stock, and detachable warrants to purchase 842,500 shares of common stock at an exercise price of $1.20. Gross proceeds from the Reverse Merger amounted to $1,685,000 and net proceeds amounted to $1,535,000. Gross proceeds were allocated to warrants and convertible notes respectively. The amount allocated to the convertible notes was $1,493,683 and resulted in a beneficial conversion feature of $52,179. The beneficial conversion feature will be recorded as interest expense over the term of the convertible notes. The $191,317 allocated to the warrants is based on the fair value of the warrants and was recorded as additional paid-in capital.

The Bridge Loan secured on January 4, 2007 was intended to support development plans and fund operations until the Company secures additional financing. The Bridge Loan carried a stated interest rate of 10% which, under the terms of the Bridge Loan, was payable beginning on May 31, 2007. The Company incurred $65,000 in debt issuance costs which are being amortized as interest expense over the term of the loan. The Bridge Loan was to mature upon the earlier of (a) completion of an equity financing transaction, or (b) May 31, 2008. Upon completion of an equity financing transaction, the Bridge Loan was convertible to common shares of the Company at 80% of the market price of the Company’s common shares. In accordance with the terms of the Bridge Loan, the Company has issued warrants to the holders of the Bridge Loan which are exercisable upon the completion of an equity financing transaction. The warrants entitle the holders to purchase shares of common stock of the Company equal to the number of shares converted under the Bridge Loan at a price of $1.50 per share.

As a result of the closing of the Reverse Merger, the Bridge Loan was converted into 750,000 shares of the Company’s common stock. As a result of the conversion, accrued interest expense of $12,837 is no longer payable under the terms of the Bridge Loan. Accordingly, the Company will record a $38,203 loss on the extinguishment of debt which is comprised of a $51,040 loss from the write-off of unamortized debt issuance costs partially offset by the $12,837 gain from the elimination of accrued interest. Additionally, the Company allocated the gross proceeds of the Bridge Loan to the loan and detached warrants, respectively. Gross proceeds allocated to the loan resulted in a $288,756 beneficial conversion feature which will be immediately recorded as interest expense. The $42,545 allocated to the warrants was based on the fair value of the warrants and recorded as additional paid-in capital.

As of December 31, 2006, holders of the Bridge Loan notes had advanced the Company $90,000 in anticipation of the Company entering into the Bridge Loan agreement. Since the amount represented an advance, it was reflected in the current portion of long-term debt as of December 31, 2006.

At December 31, 2006, the Company had a $350,000 revolving credit facility and a term note with an original principal amount of $82,500 with Webster Bank (the “Facility” and “Term Note,” respectively). The Facility is available through May 27, 2007 and the Company has utilized $349,407 as of December 31, 2007. The Term Note was secured on September 16, 2006 and matures on September 16, 2011. Payments of principal and interest on the Term Note total $1,728 per month. The outstanding balance due on the Term note as of December 31, 2006 was $77,796. Proceeds of $349,000 received from the Reverse Merger were used on May11, 2007 to repay amounts outstanding on the Facility.

As a result of the Company entering into the Bridge Loan financing arrangement on January 4, 2007, the Company is in default of certain provisions of the Facility and the Term Note. As a result, the stated interest rates for the Facility and the Term Note may be increased and repayment of the Facility and Term Note may be subject to acceleration. As a result of this default, the Bank could elect to increase the stated interest rate for the Facility to the prime rate plus 5% and increase the stated rate for the Term note to 13.25%. Should the Bank choose to accelerate the Facility or the Term Note, all interest and principal would become due and payable immediately. Accordingly, the Term Note and the Facility have been classified as current liabilities as of December 31, 2006. As of May 15, the Bank has not yet elected to increase the respective interest rates or accelerate the repayment of the Facility or the Term Note. Both the Facility and the Term Note are guaranteed by certain officers and directors of the Company.

Employment Agreements

The Company has employment agreements effective May 8, 2007 (the “Agreements”) with Mr. John Collins, President and Chief Executive Officer (Mr. Collins) and Mr. George Hoag, Senior Vice President, Research and Development (Mr. Hoag). Mr. Collins’ Agreement includes a base salary of $250,000 per annum and Mr. Hoag’s Agreement includes a base salary of $350,000 per annum. Mr. Collins and Mr. Hoag are also owed $300,000 each as deferred compensation to be paid at a future unspecified date, subject to approval of convertible note holders under the terms of the Merger. These amounts totaling $600,000 are included in due to officers/directors in the accompanying balance sheet. The Agreements also include the following benefits and payments:

a.	annual incentive payments up to 50% of base salary to be paid at the discretion of the Board of Directors;

b.	participation in any future stock option program offered by the Company if their respective equity holding is less than 10% of the total equity of the Company;

c.	participation in a profit sharing plan if approved and implemented by the Board of Directors;

d.	twenty days of paid vacation annually;

See employment agreements for George Hoag attached as Exhibit 10.1 and for John Collins attached as Exhibit 10.2 and for Mike Vagnin attached as Exhibit 10.3

Cash Flows used in Operations

Net cash used in operations was $317,393 in 2006, primarily as a result of operating losses incurred by the Company. Operating losses were partially funded by a $151,416 increase in accounts payable and a $202,976 increase in accrued payroll and benefits, partially offset by a $220,412 increase in accounts receivable. The Company’s $4,226,149 net loss from operations also included non cash charges of $25,736 for depreciation, $3,100,000 to expense contributed research and development, $600,000 related to unpaid compensation due to officers and directors, and $37,087 in employee stock compensation expense.

Cash Flows used in / Provided by Investing and Financing Activities

Net cash used in investing activities of $123,663 was related to purchases of property and equipment. Cash provided by financing activities of $509,575 included $349,407 and $172,500 respectively from the Facility and long term debt. Cash provided from financing activities also included $90,000 advanced from Bridge Loan holders prior to their entering into the Bridge Loan on January 4, 2007.

RESULTS OF OPERATIONS FROM FEBRUARY 2, 2006 (INCEPTION) TO DECEMBER 31, 2006

The Company was formed and began operations in February of 2006. Consequently, management’s discussion of operating results does not contain comparisons to prior periods.

Net revenue for 2006 was $1,650,143. Approximately 59% of the Company’s revenue was derived from a pilot project where the Company successfully remediated a contaminated site formerly utilized in the manufacture of natural gas. Approximately 32% of the revenue was derived from consulting services related to the evaluation of environmental contamination risks at various sites for various clients and 8% was derived from project planning activities related to a contaminated client site. Approximately 1.3% of revenue was generated from treatability studies intended to evaluate the effectiveness of the Company’s remediation technology, knowhow and processes in addressing specific contamination issues at specific client sites. The Company’s objective is to utilize activities from each of the above mentioned revenue sources to successfully demonstrate its capabilities in addressing environmental remediation issues and thereby secure much larger contracts for full scale remediation of environmental issues at client sites. The Company is continuing to pursue such opportunities, but has not yet secured a commitment for a full scale remediation project.

Cost of revenues for 2006 was $2,313,609, resulting is negative gross profit of $663,466. Direct third party costs incurred in supporting projects totaled $771,867 while fixed and other overhead costs, including staffing, totaled $1,541,742. Included in fixed overhead was $600,000 of accrued compensation costs due to two officers and directors, Mr. John Collins, President and Chief Executive Officer, and Mr. George Hoag, Senior Vice President of Research and Development. An amount of $300,000 is payable to each, respectively, at a future unspecified date under the terms of their respective employment agreements as described above.

Selling, general and administrative expenses totaled $361,298 for 2006. This was primarily comprised of $167,667 of employee compensation expense including fringe benefits, $89,587 of legal expenses including $73,599 related to intellectual property, $31,174 of liability and commercial insurance expense and $29,944 of office related expense including rent, telephone, copier and other costs.

Research and development expense was $3,178,805 for 2006. In accordance with FAS 2, “Accounting for Research and Development Costs,” this amount included a $3,100,000 non-cash charge to expense the fair value of technology contributed to the Company by its founding officers and directors at its inception (see Note 11 to the attached financial statements). The remaining $78,805 includes expenses incurred during 2006 on various research and development projects and activities.

Interest expense for 2006 of $22,580 primarily consisted of $16,120 related to the Company’s $350,000 Facility.

The Company did not recognize any benefit or expense for income taxes because it had elected to be treated as an S corporation under sections the relevant sections of federal and state income tax laws.

The net loss for 2006 was $4,226,149, primarily resulting from negative gross profit of $663,466, a $3,100,000 non-cash charge related to technology contributed at inception, $361,298 in selling general and administrative expense and $22,580 in interest expense, all as described above.

CRITICAL ACCOUNTING ESTIMATES

Stock Based Compensation

The Company accounts for common stock shares issued to employees for services based on the fair value of the common shares issued. Due to the absence of available arms-length transactions with unrelated parities, the Company utilizes a discounted cash flow method to determine the fair value of common stock shares issued to employees for services. Appropriate discount rates are utilized reflecting venture capital discount rates in the start-up or early development stages. The Company utilized a start-up venture capital discount rate of 70% for the period up to and including September 30, 2006. Subsequent to September 30, 2006, the Company adjusted its discount rate to 50% as a result of the successful completion of a pilot remediation project at a client location, thereby substantiating the effectiveness of the Company’s technology and know-how.

Research and Development Expense

Research and development expenses include payroll, employee benefits, depreciation and direct expenses associated with the discovery and development of new technologies related to environmental remediation. Research and development costs are expensed as incurred.

At February 1, 2006 (inception), Mr. Collins and Mr. Hoag transferred proprietary technology and “know-how to the Company. In accordance with FAS 2, “Accounting for Research and Development Costs,” the fair value of the transferred technology at February 1, 2006 (inception) totaled $3,100,000 and was immediately recognized as research and development expense with an offset to additional paid-in capital. Fair value of the transferred proprietary technology and know-how was determined by a discounted cash flow method. The Company used a start-up venture capital discount rate of 70% for this purpose.

Accounts Receivable

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make such payments, additional allowances may be required. An increase in allowances for customer non-payment would increase our expenses during the period in which such allowances are made. The amount recorded as an allowance for doubtful accounts in any such period is based on the Company’s estimate of probable losses potentially resulting from the inability of its customers to make required payments. The Company did not require an allowance for doubtful accounts as of December 31, 2006.

Revenue Recognition

The Company generates revenue by providing technical and consulting services related to environmental remediation. Revenues related to technical and consulting services are generally billed on a time and materials basis in accordance with agreed-upon billing rates and recognized in the period such services were provided.

Certain technical services provided by the Company are provided on a fixed price basis and the customer is billed a specific fee upon the completion of the agreed-upon service. For fixed price contracts, the Company bills the customer when applicable tasks are completed in accordance with agreed-upon acceptance criteria. Revenues related to fixed price contracts comprise approximately 1.3% of the Company’s total revenues for the period from February 1, 2006 (inception) through December 31, 2006.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Item 3.02 Unregistered Sales of Equity Securities.

See discussion in the first paragraph under Item 2.01 and Item 5.01 herein.

Item 5.01 Changes in Control of Registrant.

In connection with the Exchange, VeruTEK Delaware’s stockholders became stockholders of the Registrant. On the Closing Date, the Registrant issued 17,634,112 shares of its common stock to VeruTEK Delaware’s stockholders. The transaction contemplated by the Purchase Agreement was intended to be a “tax-free” reorganization pursuant to provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

In conjunction with the Exchange on the Closing Date, the Registrant issued Notes convertible into 1,685,000 shares of Registrant’s Common Stock and warrants to purchase up to 842,500 shares of Registrant’s common stock, in exchange for approximately $1,685,000 million in cash proceeds before reduction for offering costs. In addition, 17,263,360 common shares of the Registrant’s common stock were issued to principals and promoters of the Exchange and Financing. All shares issued are unregistered and are subject to registration rights agreements.

Following the closing of the Exchange and Financing, the stockholders of VeruTEK Delaware now own approximately 79% of the Registrant’s common stock outstanding as of May 9, 2007.

For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of VeruTEK Delaware now own a majority of the issued and outstanding shares of common stock of the Registrant, and certain of the directors and officers of VeruTEK Delaware became or will become directors and executive officers of the Registrant. Ten days after filing of a Schedule 14f-1, Mr Peter Keller and Mr. Ezio Montagliani will resign as directors of the Registrant and John Collins, George Hoag and Peter Perakos will join the board of directors. Effective May 9, 2007, Mr. Montagliani and Mr. Keller resigned as officers of the Registrant. No agreements exist among present or former controlling stockholders of Registrant or present or former officers and directors of VeruTEK Delaware with respect to the election of members of the Registrant’s Board of Directors, and to the Registrant’s knowledge, no other agreements exist which might result in a change in control of the Registrant.

Beneficial Ownership

As of May 9, 2007, there were issued and outstanding approximately 20,584,774 shares of common stock (excluding Notes that are convertible into 1,685,000 shares of Registrant’s common stock. There is no other class of voting security of the Registrant authorized. In addition, at May 9, 2007, there were warrants to acquire 842,500 shares of common stock and a warrant issued to the holders of the Bridge Loan for up to an additional 750,000 shares of Registrant’s Common Stock. The Preferred Stock and the warrants are included in the computation of beneficial ownership “as if” the securities had been converted into their underlying shares of common stock. The following table sets forth the number of shares of common stock as beneficially owned as of May 9, 2007, by (i) each person known to the Company to own more than 5% of the common stock, (ii) each director, (iii) each executive officer and (iv) all directors, and executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date. Shares issuable upon exercise of warrants or the conversion that are exercisable or convertible within 60 days of May 9, 2006 are included as beneficially owned by the warrant holder. Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned		Approximate Percent Of Class

George Hoag, Senior Vice President, Director of
Research and Development, and Director
628-2 Hebron Avenue
Glastonbury, CT 06268	6,967,544		31.2870%

Hoag Environmental, LP
628-2 Hebron Avenue
Glastonbury, CT 06268	2,945,995		13.2287%

Collins Family, LP
628-2 Hebron Avenue
Glastonbury, CT 06268	1,926,108		8.6490%

John Collins, President, Chief Executive Officer and Director
628-2 Hebron Avenue
Glastonbury, CT 06268	1,848,643		8.3011%

Nite Capital, L.P.
100 East Cook Road, Suite 201
Libertyville, IL 60048	1,304,040	(1)	5.8556%

Peter Perakos, Director
628-2 Hebron Avenue
Glastonbury, CT 06268	1,278,363		5.7403%

Michael Vagnini, Senior Vice President and Chief Financial Officer (2)
628-2 Hebron Avenue
Glastonbury, CT 06268	506,051		2.2724%

All Officers and Directors as a group (4 people)	10,600,601		47.6008%

(1) Includes the assumed conversion of the warrants.

(2) The shares held by Mr. Vagnini are subject to reverse vesting in the case he terminates his employment with the Registrant prior to a certain date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors and Executive Officers

Pursuant to the Purchase Agreement and following the filing of a Schedule 14f-1 Messrs. Ezio Montagliani and Peter Keller will resign from the Board and certain executive officers and directors of VeruTEK Technologies, Inc. will become the executive officers and directors of the Registrant.

Name	Age	Position with Company	Employed Since	Director Since	Term Expires
George Hoag	54	Senior Vice President, Director of Research and Development and Director	2/1/2006	5/9/2007	5/31/2010

John Collins	48	President, Chief Executive Officer, and Director	2/1/2006	5/9/2007	5/31/2010

Peter Perakos	60	Director	NA	5/9/2007	5/31/2010

Michael Vagnini	50	Senior Vice President and Chief Financial Officer	5/9/2007	NA	NA

John Collins serves as President, Chief Executive Officer, and Director. Dr. Collins received his Ph.D. in Soil Physical Chemistry from the University of California (Riverside) in 1988. In his 20-year career, he has managed regional offices for several large environmental consulting firms and has consulted to Department of Defense/Energy/EPA and Fortune 500 companies on environmental risk, remediation, insurance cost recovery and liability. Dr. Collins is a well-known proponent of green technologies in solving the worldwide legacy of industrial contamination.

George Hoag serves as Senior Vice President, Director of Research and Development, and Director. Dr. Hoag received his Ph.D. in Environmental Engineering in 1983. He founded and directed the Environmental Research Institute at the University of Connecticut until 2002. He has over 200 peer-reviewed scientific papers, 4 patents and is considered one of the fathers of In Situ Chemical Oxidation (ISCO), Soil Vapor Extraction and other environmental remediation methods.

Michael Vagnini serves as Chief Financial Officer and Senior Vice President. Mr. Vagnini worked for Chemtura Chemical Corporation (formerly UniRoyal Chemical) for 27 years serving finally as Senior Vice President and Controller. Previously, he was CFO of UniRoyal Canada Ltd. from 1986 through 1994.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation earned by VeruTEK Delaware’s Chief Executive Officer and up to the four other most highly compensated executive officers who served during the year ended December 31, 2006, and whose annual salary and bonus during the fiscal years ended December 31, 2006 and 2005 exceeded $100,000 (the “Named Executive Officers”). The compensation indicated below was paid by VeruTEK Delaware. Each became an executive officer of the Registrant as of the Effective Date of the Exchange.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
George Hoag (1)	2006	$238,716	-	-	$238,716
Senior Vice President and Director
of Research and Development

John Collins (1)	2006	$161,419	-	-	$161,419
President and Chief Financial Officer

Michael Vagnini (2)2006	-	-	-	-
Chief Financial Officer and Senior
Vice President

1)
The documented compensation for Hoag and Collins reflects their employment agreements for 2006 for VeruTEK Technologies Delaware. However, Hoag and Collins will be receiving $300,000 each in deferred compensation under their new employment agreements with VeruTEK Technologies Nevada.

2)	Michael Vagnini commenced employment with the company in February of 2007.

The Company has employment agreements (the “agreements”) with Mr. John Collins, President and Chief Executive Officer (Mr. Collins) and Mr. George Hoag, Senior Vice President, Research and Development (Mr. Hoag). The agreements expire on December 31, 2036. Mr. Collins’ agreement includes a base salary of $250,000. Mr. Hoag’s agreement includes a base salary of $300,000. The agreements include the following benefits and payments:

a. annual incentive payments to a maximum of 50% of their respective base salaries, at the discretion of the Board of Directors;

b. participation in any future stock option program offered by the Company if they are then the owner of less than 10% of the total equity interest in the company;

c. participation in a profit sharing plan if approved and implemented by the Board of Directors;

d. twenty days of paid vacation annually; and

e. severance in the event of a termination (or effective termination) that is not for cause in the amount of one year’s salary that coincides with a like term of a non-compete agreement.

To date, Mr. Collins and Mr. Hoag have not received approximately $300,000 each in base salary due to them under their employment agreements. The amounts payable to Mr. Collins and Mr. Hoag with respect to deferred compensation are included in due to officers/directors in the accompanying balance sheet.

The Company expects to approve and implement a stock option plan in the near future. The purpose of such plan will be to enable the Company to hire, retain and motivate employees. The plan will be limited to 10% of the overall equity of the Company and shall be subject to customary grant agreements and vesting schedules.

Stock Option Grants

There were no options granted to the CEO or the Named Executives during the year ended December 31, 2006.

Equity Awards Outstanding

The Named Executives did not hold any stock options. at December 31, 2006. Any stock options expired on May 9, 2007 pursuant to the exchange of VeruTEK Delaware and VeruTEK Nevada. No options have been granted to the Named Executives in conjunction with the Exchange. The combined company expects to grant the Named Executives stock option awards pursuant to a proposed stock incentive plan that the combined company expects to present to its shareholders for approval during 2007. Note that only the Named Executives who hold less than 10% of stock in VeruTEK Nevada will be able to participate in any stock incentive plan.

Termination Payments

John Collins and George Hoag have entered into an Employment Agreement where the employee may terminate his employment hereunder for Good Reason. "Good Reason" means (i) a material diminution of Employee's employment duties without Employee's consent, which consent shall not be unreasonably withheld; (ii) a material and persistent breach by the Corporation of Section 3 of the Employment Agreement (Compensation Section). Employee must provide the Corporation thirty (30) days prior written notice of his intention to resign for Good Reason which states his intention to resign and sets forth the reasons therefore, and any resignation without delivery of such notice shall be considered to be a resignation for other than Good Reason. In the event that Employee terminates his employment for Good Reason, Employee shall be entitled to (i) payment of Employee's then-current accrued, unpaid Base Compensation and accrued, unused vacation, each prorated through the date of termination, and (ii) an amount in respect of individual severance pay equal to the then current full year Base Compensation plus Bonus Compensation. During the thirty (30) day period following the delivery of such notice, Employee shall reasonably cooperate with the Corporation in locating and training Employee's successor and arranging for an orderly transference of his responsibilities. In addition, VeruTEK Nevada may terminate Employee’s employment without Cause upon fourteen (14) days written notice. In the event that Employee is terminated without Cause, Employee shall be entitled to (i) payment of Employee’s then-current accrued, unpaid Base Compensation and accrued, unused vacation, each prorated through the date of termination, and (ii) an amount in respect of individual severance pay equal to the then current full year Base Compensation plus Bonus Compensation. During the fourteen (14) day period following the delivery of such notice, Employee shall reasonably cooperate with the Corporation in arranging for an orderly transference of his responsibilities. “Cause” shall mean Employee’s: (i) conviction of, or indictment for, criminal negligence or criminal acts in the work place or conviction of a felony, (ii) violation of the Corporation’s material policies or procedures that have been made known to Employee, or violation by Employee on Corporation premises of any law or material regulation, (iii) material breach or violation of this Agreement, (iv) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Corporation records, (v) appropriation of a business opportunity or transaction in contravention of Employee’s duties to the Corporation, (vi) any improper action by Employee which has a detrimental effect on the Corporation’s reputation or business, (vii) failure to perform the duties assigned or requested by Employee’s superiors, or (viii) gross negligence, incompetence or willful misconduct by Employee in the performance of Employee’s duties.

Michael Vagnini has similar termination payments; however, his severance pay is for a period of up to ninety (90) days.

Pension and Nonqualified Deferred Compensation

The Company does not presently have a pension plan or any nonqualified deferred compensation plans.

Director Compensation

During the year ended December 31, 2006 the Directors of VeruTEK Delaware received no compensation. No compensation plan for directors has been formalized following the effective date of the Exchange.

Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that particular reference is made to the class of persons(hereinafter called "lndemnitees") who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, bust or other enterprise, The Corporation shall (and is hereby obligated to) indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood, that, before making such indemnification with respect to any situation covered under this sentence, the Corporation shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Post-Exchange Description of Securities

There are 150,000,000 shares of common stock, $.001 par value authorized. Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or amendment to the Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to common stock.

Preferred Stock

There are 10,000,000 shares of Preferred Stock, $.001 par value per share authorized.

Dividend Policy

We have never declared or paid any cash dividends on common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business.

Item 5.03 Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

Pursuant to the Purchase Agreement and following the Effective Time of the Merger, the Registrant changed its fiscal year end from May 31 to December 31.

Item 5.06 Change in Shell Company Status.

The transactions reported in Item 2.01 of this Current Report on Form 8-K have the effect of causing the Registrant to cease being a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. For a discussion of the transactions, see Item 2.01 herein and content of Exhibit 4.2 filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As a result of its acquisition of VeruTEK Delaware described in Item 2.01 above, the Registrant is filing VeruTEK Delaware’s audited financial statements for the year ended December 31, 2006 as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Pro forma financial information.

As a result of its acquisition of VeruTEK Delaware described in Item 2.01 above, the Registrant is filing pro forma financial information as Exhibit 99.2 to this Current Report on Form 8-K.

(c) Shell Company Transactions

See Item 5.06

(d) Exhibits:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.4	Share Exchange Agreement
4.1	Form of Convertible Note
4.2	Form of Warrant Agreement
4.3	Form of Registration Rights Agreement
10.1	Employment Agreement - George Hoag
10.2	Employment Agreement - John Collins
10.3	Employment Agreement - Michael Vagnini
10.5	Securities Purchase Agreement
99.1	VeruTEK Delaware Financial Statements
99.2	Pro Form Financial Information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeruTEK Technologies, Inc.

Dated:	By:	/s/ John Collins
Name: John Collins
Title: President and Chief Executive Officer